     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1999
                                                      REGISTRATION NO. 333-77343



================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                              BLACK BOX CORPORATION
             (Exact name of registrant as specified in its charter)


     DELAWARE                  3577                     95-3086563
(State or Other     (Primary Standard Industrial      (I.R.S. Employer
Jurisdiction of      Classification Code Number)    Identification Number)
Incorporation or
Organization)
                           --------------------------
                                 1000 PARK DRIVE
                          LAWRENCE, PENNSYLVANIA 15055
                                 (724) 746-5500
               (Address, including Zip Code, and Telephone Number,
        including Area Code of Registrant's Principal Executive Offices)
                            --------------------------
                 FRED C. YOUNG                        WITH A COPY TO:
CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT      RONALD BASSO, ESQ.
             BLACK BOX CORPORATION                   BUCHANAN INGERSOLL
                1000 PARK DRIVE                   PROFESSIONAL CORPORATION
         LAWRENCE, PENNSYLVANIA 15055                 ONE OXFORD CENTRE
                (724) 746-5500                  301 GRANT STREET, 20TH FLOOR
      (Name, Address, including Zip Code,    PITTSBURGH, PENNSYLVANIA 15219-1410
  and Telephone Number, including Area Code,           (412) 562-3943
             of Agent for Service)

                           --------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.
                           --------------------------
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]


=================================================================================================================================
                                           CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                                                          Proposed        Proposed Maximum
                                                                          Maximum        Aggregate Offering        Amount of
             Title of Each Class of                  Amount to Be      Offering Price       Price(1) (2)         Registration
          Securities to Be Registered                 Registered      Per Share(1) (2)                              Fee(2)
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share                3,000,000          $35.3125           $105,937,500          $29,451
=============================================================================================================================


(1) Estimated solely for purposes of calculation of the registration fee.



(2) Calculated in accordance with Rule 457(c) under the Securities Act of 1933 on the basis of high and low sale prices of the Registrant's Common Stock on the Nasdaq National Market on May 4, 1999. With respect to the filing fee, $9,591 was previously paid with the initial filing.


                           --------------------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further Amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                    SUBJECT TO COMPLETION, DATED MAY 6, 1999
PROSPECTUS
                                3,000,000 SHARES


                              BLACK BOX CORPORATION

                                  COMMON STOCK
                              --------------------


     This prospectus relates to our offer and issuance of up to 3,000,000 shares of our common stock from time to time in connection with future business combinations, mergers and/or acquisitions.



         - The stock will be issued at such prices and on such terms as we determine at the time of issuance by negotiation with the owners or officers of the companies to be acquired.

         - We expect that the stock issued in acquisitions will be valued at prices reasonably related to market prices of the common stock at the time of the acquisition. We have not fixed a period of time within which the stock may be offered or sold.

         - We will pay all of the expenses of this offering. There will not be any underwriting discounts or commissions in connection with the issuance of stock in business acquisitions.


     Our common stock is quoted on the Nasdaq National Market under the symbol "BBOX." On May 4, 1999, the closing sale price of the common stock was $35.5625 per share.

                              --------------------

     INVESTING IN COMMON STOCK INVOLVES RISK. BEFORE YOU INVEST, YOU SHOULD CONSIDER CAREFULLY THE "RISK FACTORS" ON PAGE 3.


     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     THIS PROSPECTUS (UNLESS AMENDED OR SUPPLEMENTED) MAY ONLY BE USED IN CONNECTION WITH OUR ISSUANCE OF COMMON STOCK IN CONNECTION WITH COMBINATIONS, MERGERS OR ACQUISITIONS THAT WOULD BE EXEMPT FROM REGISTRATION IF NOT FOR THE POSSIBILITY OF INTEGRATION WITH OTHER TRANSACTIONS. THIS PROSPECTUS MAY NOT BE USED IN CONNECTION WITH REOFFERS AND RESALES BY PERSONS WHO RECEIVE SHARES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT OR POST-EFFECTIVE AMENDMENT, IF REQUIRED.



                   The date of this prospectus is _____, 1999.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any State where the offer or sale is not permitted.

                                TABLE OF CONTENTS
                                -----------------





RISK FACTORS...........................................................3

THE COMPANY............................................................5

USE OF PROCEEDS........................................................6

WHERE YOU CAN FIND MORE INFORMATION....................................6

SELECTED FINANCIAL INFORMATION.........................................8

RECENT DEVELOPMENTS....................................................9

SECURITIES COVERED BY THIS PROSPECTUS..................................9

LEGAL MATTERS..........................................................9

EXPERTS................................................................9



                              --------------------

         This prospectus incorporates important business and financial information about Black Box that is not included in or delivered with this prospectus. You may request copies of this information, at no cost, by writing or calling us at the following address or telephone number:


                              Black Box Corporation
                                 1000 Park Drive
                          Lawrence, Pennsylvania 15055
                            Attention: Anna M. Baird
              Vice President, Chief Financial Officer and Treasurer
                            Telephone: 724-746-5500.

         To obtain timely delivery of the documents, you must request the information no later than five business days prior to the date on which you make your final investment decision.

                                  RISK FACTORS


         BEFORE YOU INVEST IN BLACK BOX COMMON STOCK, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS, INCLUDING THOSE DESCRIBED BELOW. YOU SHOULD CAREFULLY CONSIDER THESE FACTORS TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED IN OR INCORPORATED INTO THIS PROSPECTUS BEFORE YOU DECIDE TO ACQUIRE ANY COMMON STOCK OF BLACK BOX.

WE OPERATE IN A VERY HIGHLY COMPETITIVE INDUSTRY



         - We compete with a variety of manufacturers, direct marketers, computer resellers, manufacturers' sales organizations and structured cable installation companies. Some of these competitors are significantly larger, have significantly greater resources and/or have less debt than we do. We also compete with some of our suppliers. There can be no assurance that we will be able to continue to compete effectively against existing competitors or new competitors that may enter our markets in the future.


WE ARE SUBJECT TO THE RISKS OF DOING BUSINESS INTERNATIONALLY


         - Our worldwide operations in foreign countries are subject to the risks normally associated with foreign operations, including, but not limited to, possible changes in export or import restrictions, the inability to effect currency exchanges, the impact of inflation and the modification or introduction of other governmental policies with potentially adverse effects.

         - In addition, we may be exposed to gains or losses attributable to fluctuations in currency value. In an effort to reduce our exposure, we have in the past, and may in the future, enter into forward exchange contracts to reduce the impact of currency fluctuations in intercompany transactions denominated in foreign currencies.

OUR BUSINESS IS DEPENDENT UPON OUR KEY PERSONNEL


         - Our success depends to a significant degree upon the continued contributions of key management, technical service, sales and marketing personnel, many of whom would be difficult to replace and most of whom are not subject to employment agreements, although all key employees have executed non-competition agreements. If certain of these key employees were to leave Black Box, our business could be adversely affected.


         - We believe that our future success will also depend in large part upon our ability to attract and retain highly skilled managerial, technical service, sales and marketing personnel. Competition for such personnel is strong, and there can be no assurance that we will be successful in this endeavor.


WE ARE GROWING RAPIDLY


         - We are in a phase of rapid growth through acquisition. Prior to 1998, we had a limited history of growth through acquisitions. From January 1998 through April 1999, we have made fourteen acquisitions. There can be no assurance that we can attain the expected synergies with our existing business. In addition, there can be no assurance that we can continue to grow through further acquisition.


FORWARD-LOOKING STATEMENTS IN THIS PROSPECTUS ARE SUBJECT TO RISKS AND UNCERTAINTIES

         - With the exception of the historical information contained in this prospectus, the matters described in this prospectus are forward-looking statements concerning the future operations of Black Box. Such statements are typically identified by the words "believe," "expect," "anticipate," "estimate" and other similar expressions. These statements involve risk and uncertainties which could be affected by changing worldwide economies, fluctuating foreign currencies compared to the US dollar and rapid changes in technologies. We are making such statements based on the information available to us at the time we make the statement.

                                   THE COMPANY

         WE ARE A LEADING WORLDWIDE TECHNICAL SERVICE PROVIDER OF COMPUTER COMMUNICATIONS AND NETWORKING SERVICES AND RELATED PRODUCTS. WE DIFFERENTIATE OURSELVES THROUGH OUR WORLD CLASS TECHNICAL SUPPORT SERVICES AND OUR PRIVATE LABEL BRAND, BLACK BOX(R).

         - We employ over 600 technical support professionals. In addition to 130 "on-call" technical support experts in-house, Black Box has over five hundred expertly trained technicians in the field -- designing, installing and maintaining network and cabling infrastructures.

         - Our high value technical support and cost-effective direct marketing have fueled our consistent revenue and income growth and our consistently high level of customer satisfaction.

         - We sell to businesses of all sizes around the world, including the majority of the Fortune 500 companies in the United States.

         - Our Black Box brand has earned a reputation for high quality and reliability since the company was founded in 1976.

         OUR UNPARALLELED LEVELS OF TECHNICAL SUPPORT COMBINED WITH OUR COMPREHENSIVE CATALOG AND TARGETED DIRECT MAIL PIECES SET BLACK BOX APART FROM OTHER MARKETERS AND TECHNICAL SERVICE PROVIDERS.

         - We answer more than one million telephone calls a year, 99% in less than 20 seconds.

         - Our catalogs offer businesses in 77 countries access to more than 12,000 computer communications and networking products, the majority of which carry the BLACK BOX(R) private label.

         - In Fiscal 1999, we mailed 10.8 million catalogs and direct marketing pieces in 11 languages to various different types of targeted customers.

         - More than 90% of our customers call Black Box again and again for their technical solutions.

         WE ARE POSITIONED TO TAKE ADVANTAGE OF THE INCREASED USE OF COMPUTER SYSTEMS AND NETWORKS AROUND THE WORLD.

         - We have expanded our international presence significantly during the past several years. In Fiscal 1999, approximately 45% of total revenues were generated outside of the United States and Canada. Three of our fourteen acquisitions since January 1998 have been outside the United States.

         - We currently operate in 15 countries including the United Kingdom, France, Japan, Brazil and Mexico.

         - In addition, we have distributor arrangements in 62 other countries.

         Our principal executive offices are located at 1000 Park Drive, Lawrence, Pennsylvania 15055. Our telephone number is 724-746-5500.

                                 USE OF PROCEEDS

         We will be offering and issuing the common stock from time to time in connection with our acquisition of other companies. We will not receive any cash proceeds from these offerings.

                       WHERE YOU CAN FIND MORE INFORMATION

         This prospectus is part of a registration statement on Form S-4 which we filed with the SEC under the Securities Act using a "shelf" registration process. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits filed with the SEC. You may refer to the registration statement and its exhibits for more information.

         We are subject to and comply with the informational reporting requirements of the Securities Exchange Act of 1934. You may read and copy any document we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, or at its regional offices at:
7 World Trade Center, Suite 1300, New York, New York 10048, and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain further information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public over the internet at the SEC's web site at http://www.sec.gov.

         The SEC allows Black Box to "incorporate by reference" into this prospectus the information we file with the SEC. This means that we may disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be a part of this prospectus. If we subsequently file superseding or updating information with the SEC in a document that is incorporated by reference into this prospectus, the updated information will also become a part of this prospectus and will supersede the earlier information.

     We are incorporating by reference into this prospectus the following documents that we previously filed with the SEC:

         - our Annual Report on Form 10-K, for the fiscal year ended March 31, 1998, the financial statements of which have been restated on April 28, 1999 and are incorporated by reference in this prospectus from our Current Report on Form 8-K for the event dated April 28, 1999;

         - our Quarterly Report on Form 10-Q for the quarter ended December 31, 1998;

         - our Quarterly Report on Form 10-Q for the quarter ended September 30, 1998;

         -        our Quarterly Report on Form 10-Q for the quarter ended June
                  30, 1998;

         -        our Current Report on Form 8-K for the event dated September
                  9, 1998;

         -        our Current Report on Form 8-K for the event dated April 28,
                  1999;

         -        the description of our common stock, which is registered under
                  Section 12 of the Exchange Act, contained in our registration statement on Form 8-A, which we filed with the SEC on December 14, 1992; and

         - all other reports and other documents which we have filed since March 31, 1998, pursuant to Section 13(a) or 15(d) of the Exchange Act.

         We are also incorporating by reference into this prospectus all documents which we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

         You may obtain copies of any of our filings which are incorporated by reference, at no cost, by contacting us at the following address or telephone number:

                              Black Box Corporation
                                 1000 Park Drive
                          Lawrence, Pennsylvania 15055
                            Attention: Anna M. Baird
              Vice President, Chief Financial Officer and Treasurer
                             Telephone: 724-746-5500

         In order to ensure timely delivery of the documents, your request should be made no later than five business days prior to the date on which you make your the final investment decision.

                         SELECTED FINANCIAL INFORMATION

     The following selected consolidated financial information for the five fiscal years ended March 31, 1998 should be read in conjunction with, and is qualified by, the more detailed information and financial statements available as described under "Available Information" and "Incorporation of Certain Documents by Reference."

------------------------------------------------------------------------------------------------------------------------------------
SELECTED FINANCIAL DATA
(In thousands, except percentages, per share amounts and ratios)
                                                                                                                 Nine Months Ended
                                                         Fiscal Year Ended March 31,                               December 31,
                                      -----------------------------------------------------------------------  ---------------------

                                          1998          1997           1996          1995          1994            1998        1997
-------------------------------------------------------------------------------------------------------------  ---------------------
OPERATIONS
Revenues                              $299,276      $246,413       $206,222      $174,769      $148,641         $237,015    $218,072
Income from continuing operations
   before extraordinary item            32,404        24,792         18,697        14,751        11,971           26,653      23,251
Income (loss) from discontinued
   operations, net of tax                   --            --             --           $50        $5,791               --          --
Extraordinary item(1)                       --            --             --            --      ($3,867)               --          --
Net income                             $32,404       $24,792        $18,697       $14,801       $13,895          $26,653     $23,251
Basic Earnings per share:
   Income from continuing operations
     before extraordinary item            1.89          1.47           1.13          0.90          0.74             1.54        1.36
   Income (loss) from discontinued
     operations, net of tax                 --            --             --            --          0.36               --          --
   Extraordinary item                       --            --             --            --        (0.24)               --          --
   Net income                             1.89          1.47           1.13          0.90          0.86             1.54        1.36
Diluted Earnings per share:
   Income from continuing operations
     before extraordinary item            1.79          1.40           1.10          0.88          0.73             1.47        1.29
   Income (loss) from discontinued
     operations, net of tax                 --            --             --            --          0.35               --          --
   Extraordinary item                       --            --             --            --        (0.23)               --          --
   Net income                             1.79          1.40           1.10          0.88          0.84             1.47        1.29
-------------------------------------------------------------------------------------------------------------  ---------------------
                                                                                                                 Nine Months Ended
                                                         Fiscal Year Ended March 31,                               December 31,
                                      -----------------------------------------------------------------------  ---------------------

                                          1998          1997           1996          1995          1994             1998        1997
-------------------------------------------------------------------------------------------------------------  ---------------------
FINANCIAL POSITION
Total assets(2)                       $190,283      $176,826       $158,750      $155,375      $152,462         $212,548    $183,489
Long-term debt                           8,189        21,280         41,274        57,076        80,629            6,307       8,191

------------------------------------------------------------------------------------------------------------------------------------

No cash dividends were paid during the periods presented.

(1)  Represents the write-off of the original issue discount remaining on the then outstanding notes in connection with the May
     1994 refinancing.

(2)  Total assets at March 31, 1994, exclude the net assets from discontinued operations. If these net assets were included, total assets would be $188,001.
-----------------------------------------------------------------------------------------------------------------------------------

                               RECENT DEVELOPMENTS

         From April 1, 1998 through April 28, 1999, we acquired ten businesses engaged in the design, installation and maintenance of premise cabling infrastructure and systems. During this same period, we also acquired three businesses that market and distribute computer communications and networking equipment.

                      SECURITIES COVERED BY THIS PROSPECTUS


         This prospectus covers 3,000,000 shares of common stock which we may issue from time to time in connection with our future business acquisitions. The price we pay in these acquisitions may consist of cash, assumption of liabilities, evidences of debt, common stock or a combination of one or more of these. We will establish the terms of these acquisitions by directly negotiating with the owners or principal executives of the companies or other entities to be acquired. Generally, the factors we will examine include: the established quality of management, earning power, cash flow, growth potential, facilities and locations of the companies or other entities to be acquired, and the market value of our common stock at the time of the acquisition. In addition, we may lease property from and enter into employment, management, consultant and noncompetition agreements with former owners and key executive personnel of the businesses we acquire. We expect that the common stock that we issue in connection with the acquisitions will be valued at prices reasonably related to its market value, either at the time the terms of the acquisition are agreed upon, or at the time the stock is issued.


                                  LEGAL MATTERS

     Buchanan Ingersoll Professional Corporation has issued an opinion on the validity of the common stock we are offering. William R. Newlin, a shareholder of Buchanan Ingersoll, is a director of Black Box. As of April 28, 1999, Mr. Newlin beneficially owned 38,200 shares of Black Box common stock including options to acquire 18,000 shares.

                                     EXPERTS

     Our financial statements and schedules as of March 31, 1998 and 1997 and for each of the three years in period ended March 31, 1998, included in our Current Report on Form 8-K for the event dated April 28, 1999, incorporated by reference in this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving such reports.

================================================================================

         WE HAVE NOT AUTHORIZED ANY DEALER, SALES PERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION.

         THIS PROSPECTUS IS NOT AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, SECURITIES IN ANY JURISDICTION WHERE IT IS UNLAWFUL.


         THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CURRENT AS OF MAY 5, 1999.




















================================================================================

================================================================================









                                3,000,000 SHARES




                              BLACK BOX CORPORATION



                                  COMMON STOCK



                               ------------------

                                   PROSPECTUS

                               ------------------




                               ____________, 1999

================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

     The Company's Second Restated Certificate of Incorporation, as amended, and its Restated By-Laws contain provisions that provide for indemnification of officers and directors to the fullest extent permitted by, and in the manner permissible under, the General Corporation Law of the State of Delaware.

     As permitted by Section 102(b)(7) of the General Corporation Law of the state of Delaware, the Company's Second Restated Certificate of Incorporation, as amended, contains a provision eliminating the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

     The Company maintains, at its expense, a policy of insurance which insures its directors and officers, subject to certain exclusions and deductions as are usual in such insurance policies, against certain liabilities which may be incurred in those capacities.

      EXHIBIT
        NO.                                  DESCRIPTION
        ---                                  -----------
        5.1     --       Opinion of Buchanan Ingersoll Professional Corporation
                         regarding the legality of the issuance of the Shares

       23.1     --       Consent of Arthur Andersen LLP

       23.2     --       Consent of Buchanan Ingersoll Professional Corporation
                         (contained in Exhibit 5.1)

       24.1     --       Power of Attorney (previously filed)

ITEM 22.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes as follows: (1) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions under Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Lawrence, Commonwealth of Pennsylvania, on May 6, 1999.


                           BLACK BOX CORPORATION


                           By: /s/ Fred C. Young
                               ----------------------------------------------
                               Fred C. Young, Chairman, Chief Executive Officer, President and Director





                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Black Box Corporation, hereby severally constitute Fred C. Young and Anna M. Baird, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Black Box Corporation to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       SIGNATURE                        TITLE                        DATE
       ---------                        -----                        ----

PRINCIPAL EXECUTIVE OFFICER:


/s/ Fred C. Young            Chairman, Chief Executive Officer,  May 6, 1999
-----------------------      President and Director
Fred C. Young

       SIGNATURE                        TITLE                        DATE
       ---------                        -----                        ----

PRINCIPAL FINANCIAL AND ACCOUNTING
OFFICER:


/s/ Anna M. Baird                 Chief Financial Officer, Vice   May 6, 1999
----------------------------      President and Treasurer
    Anna M. Baird

          *                              Director                 May 6, 1999
----------------------------
    William F. Andrews

          *                              Director                 May 6, 1999
----------------------------
    William R. Newlin

          *                              Director                 May 6, 1999
----------------------------
    Brian D. Young


*By: /s/ Fred C. Young
    ------------------------
    Attorney-in-Fact

                                  EXHIBIT INDEX


    EXHIBIT
      NO.                                     DESCRIPTION
      ---                                     -----------


      5.1 Opinion of Buchanan Ingersoll Professional Corporation regarding the legality of the issuance of the Shares
      23.1                  Consent of Arthur Andersen LLP
      23.2 Consent of Buchanan Ingersoll Professional Corporation (contained in Exhibit 5.1)
      24.1                  Power of Attorney (previously filed)